                                                                    Exhibit 23.0


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in each of the twelve Registration Statements on Form S-8 (No. 33-14717, No. 33-51454, No. 33-34920, No. 33-57082, No. 33-62185, No. 333-01061, No. 333-03385, No. 333-47459, No.
333-47461, No. 333-67493, No. 333-75145 and No. 333-79099), in the Prospectuses
constituting part of the Registration Statements on Form S-3 (No. 333-68017 and No. 333-73177), and in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 333-71587 of Mattel, Inc. and its subsidiaries of our report dated February 1, 1999, except as to Note 8 and the merger with The Learning Company, Inc. described in Note 12 which are as of May 28, 1999, which appears in this Current Report on Form 8-K.



/s/ PRICEWATERHOUSECOOPERS LLP
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Los Angeles, California
June 8, 1999